UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On July 29, 2004, we issued a press release announcing that our unitholders and the unitholders of GulfTerra Energy Partners, L.P. had approved the proposed merger of the two publicly-traded partnerships at meetings held in Houston, Texas. A copy of this press release is attached as Exhibit 99.1.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Enterprise Products Partners L.P. press release dated July 29, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, as general partner

Date: July 30, 2004	By:	/s/ Richard H. Bachmann
Richard H. Bachmann Executive Vice President, Chief Legal Officer and Secretary